U.S. Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 30, 2019

Commission File No. 001-33718

U.S. STEM CELL, INC.

 (Name of small business issuer as specified in its charter)

Florida	65-0945967
State of Incorporation	IRS Employer Identification No.

13794 NW 4th Street, Suite 212, Sunrise, Florida 33325

(Address of principal executive offices)

 (954) 835-1500

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	USRM	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Unless otherwise indicated or the context otherwise requires, all references in this Form 8-K to “we,” “us,” “our,” “our company,” or the “Company” refer to U.S. Stem Cell, Inc. and its subsidiaries.

Item 8.01 Other Items

In certain of the Company’s prior reports filed with the U.S. Securities and Exchange Commission (“Commission”), including, but not limited to, the report for the quarter ended March 31, 2019 and the annual report for the year ended December 31, 2018, the Company reported that, on or about March 1, 2018, the Commission’s Miami Regional Office (“Commission Staff”) was conducting a formal non-public fact-finding inquiry of U.S. Stem Cell, Inc. (“Investigation”).

In a letter dated May 30, 2019, the Commission Staff advised U.S. Stem Cell, Inc. that the Investigation has been concluded and, as of this date, the Commission Staff does not intend to recommend to the Commission an enforcement action against the Company. The Commission’s Staff’s notice to the Company was provided under the guidelines set out in the final paragraph of Securities Act Release No. 5310.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: June 4, 2019	U.S. Stem Cell, Inc. By: /s/ Michael Tomas
Michael Tomas
Chief Executive Officer